SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]

Filed by Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Information Statement           [_] Confidential, for Use of the
                                                    Commission Only (as
                                                    permitted by Rule
                                                    14c-5(d)(2))
[X] Definitive Information Statement

                               COMDIAL CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ---------------------

                               COMDIAL CORPORATION
                               106 Cattlemen Road
                             Sarasota, Florida 34232

                              ---------------------

To Our Stockholders:

     The purpose of this letter is to inform you that we intend by the written consent of the majority of our stockholders to amend our Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan (our "Stock Incentive Plan") to provide for the increase in the number of shares available for issuance under said plan by 500,000, from 1,500,000 to two million (2,000,000), par value $0.01 per share.

     The holders of a majority of our outstanding common stock, owning approximately 66% of the outstanding shares of our common stock (the "Majority Stockholders"), executed a written consent in favor of the actions described above on September 19, 2003. This consent will satisfy the stockholder approval requirement for the proposed action and allows us to take the proposed action on or after November 20, 2003.

     WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the Majority Stockholders satisfies any applicable stockholder voting requirement of the Delaware General Corporation Law, our Fourth Amended and Restated Certificate of Incorporation and our By-Laws, we are not asking for a proxy and you are not requested to send one.

     The accompanying Information Statement is for information purposes only and explains the proposed amendments to our Stock Incentive Plan. Please read the accompanying Information Statement carefully.

                                        Order of the Board of Directors

                                        /s/ Ralph R. Dyer
                                        ----------------------------------
                                        Ralph R. Dyer, Secretary

October 7, 2003

                               COMDIAL CORPORATION
                               106 Cattlemen Road
                             Sarasota, Florida 34232

                              ---------------------

                              INFORMATION STATEMENT
                                 October 7, 2003

                              ---------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed on or about October 31, 2003 to the stockholders of record of Comdial Corporation ("Comdial") at the close of business on September 22, 2003 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

     This Information Statement is being furnished to you to inform you of the adoption of resolutions (the "Stockholder Resolutions") by written consent by the holders of a majority (the "Majority Stockholders") of the outstanding shares of our voting common stock, par value $.01 per share ("Common Stock"). The resolutions adopted by the Majority Stockholders gives us the authority to amend our 2002 Employee and Non-Employee Director Stock Incentive Plan to provide for the increase in the number of shares available for issuance under said plan to two million (2,000,000), par value $0.01 per share.

     The board of directors of Comdial (the "Board of Directors") has adopted resolutions authorizing the amendment of our Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan to provide for an increase in the number of shares issuable under the plan, and has recommended that the stockholders adopt resolutions approving the same.

     As of the close of business on the Record Date, we had an aggregate of 8,956,386 shares of our Common Stock outstanding and no shares of Preferred Stock outstanding. Each outstanding share of Common Stock is entitled to one vote per share.

     The affirmative consent of the holders of a majority of the issued and outstanding shares of our Common Stock was necessary to approve the Stockholder Resolutions in the absence of a meeting of stockholders. The Majority Stockholders own approximately 66% of the outstanding shares of our Common Stock. Accordingly, the requisite stockholder approvals of the Stockholder Resolution was obtained on September 19, 2003 by the execution of the Majority Stockholders' written consents in favor of such actions, allowing us to take the proposed actions on or after November 20, 2003.

      STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 22, 2003
            SHALL BE ENTITLED TO RECEIVE THIS INFORMATION STATEMENT.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ Ralph R. Dyer
                                        ----------------------------------
                                        Ralph R. Dyer, Secretary

This Information Statement is first being mailed on or about October 31, 2003. This Information Statement constitutes notice to our stockholders of corporate action by stockholders without a meeting as required by Section 228 of the Delaware General Corporation Law. The expenses of mailing this Information Statement will be borne by Comdial, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

                                TABLE OF CONTENTS

RESOLUTION NO. 1: AMENDMENT TO THE 2002 EMPLOYEE AND NON-EMPLOYEE
 DIRECTOR STOCK INCENTIVE PLAN .........................................     1
 Background and Purpose ................................................     1
 Contemplated Awards Under the Amended Plan ............................     2
 Vote Required .........................................................     2
 Summary of the Amended Plan ...........................................     2
 Federal Income Tax Consequences .......................................     4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .........     5

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON ................    17
 Description of Common Stock ...........................................    17
 Voting Rights .........................................................    17

EXHIBIT A: FORM OF AMENDED 2002 EMPLOYEE AND NON-EMPLOYEE DIRECTOR
        STOCK INCENTIVE PLAN ...........................................    A-1

     This Information Statement is being provided to you solely for your information. The stockholders holding a majority of the outstanding Common Stock of Comdial (the "Majority Stockholders") have already agreed to amend our 2002 Employee and Non-Employee Director Stock Incentive Plan (the "Stock Incentive Plan") to provide for the increase in the number of shares of Common Stock available for issuance under the plan to two million (2,000,000) shares.

                                RESOLUTION NO. 1

             AMENDMENT TO THE AMENDED AND RESTATED 2002 EMPLOYEE AND
                   NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

     Effective November 20, 2003, the Company's Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan (the "Stock Incentive Plan") will, in accordance with the approval of the Majority Stockholders as described herein, be amended to increase the number of shares reserved for issuance under the plan from 1,500,000 to 2,000,000 shares. The Second Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan, which includes the amendment described herein (hereafter, the "Amended Plan"), is attached hereto as Exhibit A. The Stock Incentive Plan provides for the grant of options to purchase Common Stock ("Options") to certain officers, employees, consultants and directors of the Company. As of October 7, 2003, options to purchase an aggregate of 1,378,538 shares were outstanding and 121,462 shares were available for future grant under the Stock Incentive Plan. No shares had been purchased pursuant to the exercise of stock options granted under the Stock Incentive Plan as of such date.

     The Stock Incentive Plan authorizes the Compensation Committee of the Board (the "Committee") to administer the Stock Incentive Plan, to grant stock options, restricted stock awards, and other incentive stock awards to eligible employees and consultants of the Company. The Stock Incentive Plan is structured to allow the Committee broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Board of Directors believes that the remaining shares available for grant under the Stock Incentive Plan are insufficient to accomplish these purposes.

     The Committee awards stock options to employees under the Stock Incentive Plan as a part of an employee's overall compensation package. Based upon past experience, the Board expects that the 500,000 additional shares of Common Stock will be sufficient to provide for option grants until at least the next annual meeting of the Company's stockholders.

Background and Purpose

     The Board of Directors has adopted an amendment to the Stock Incentive Plan to increase the number of shares of Common Stock available for issuance under the Stock Incentive Plan. The Board of Directors believes the number of shares is insufficient to meet the current needs of the Company. The Company issued an aggregate of 500,000 Options to eight employees and a consultant that were hired by the Company in June 2003 upon the Company's acquisition of substantially all of the assets of Soundpipe, Inc. ("Soundpipe"). Accordingly, the Stock Incentive Plan was substantially depleted of available shares. The Board of Directors recommends that the amendment should be approved by Comdial's stockholders. In connection with the mailing of this Information Statement and the approval by the Majority Stockholders of the resolutions described herein, the Majority Stockholders, who owned approximately 66% of the outstanding shares of our Common Stock as of the Record Date, have given their consent to approve the amendment to the Stock Incentive Plan.

Contemplated Awards Under the Amended Plan

     On November 20, 2003, the Company intends to issue Options pursuant to the Amended Plan to the executive officers of the Company as described in the table below. In addition, the Company intends to issue a total of 222,912 Options to 15 other employees of the Company.

Name and Title                                                                            Number of Options
--------------                                                                            -----------------
   Nickolas A. Branica, President and Chief Executive Officer ........................         150,000
   Kenneth M. Clinebell, Sr. Vice President Chief Financial Officer and Treasurer ....          45,000
   Ralph R. Dyer, Vice President, General Counsel and Secretary ......................           8,333
   Carla K. Luke, Vice President of Finance ..........................................           8,333
                                                                                               -------
   Total .............................................................................         211,666
                                                                                               =======

Vote Required

     Approval of this proposal requires the affirmative vote of a majority of our outstanding shares of common stock. The Majority Stockholders, representing approximately 66 % of the Company's outstanding stock, have given their consent.

Summary of the Amended Plan

     THE FOLLOWING GENERAL DESCRIPTION OF CERTAIN FEATURES OF THE AMENDED PLAN IS QUALIFIED IN ITS ENTIRETY TO REFERENCE TO THE AMENDED PLAN, WHICH IS ATTACHED HERETO AS EXHIBIT A TO THIS INFORMATION STATEMENT.

     Shares Available Under the Amended Plan. Upon November 20, 2003, and subject to further adjustment thereafter as provided in the Amended Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the Amended Plan will not in the aggregate exceed 2,000,000 shares of Common Stock.

     Eligibility. Employees of the Company, consultants of the Company and members of the Board may be selected by the Committee to receive benefits under the Amended Plan. It is estimated that at least approximately one hundred fifty
(150) individuals currently are eligible to participate in the Amended Plan.

     Options. Options granted to eligible employees under the Amended Plan (hereafter, "Options") may be Options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("ISOs") or Options that are not intended to so qualify ("Nonstatutory Options"). Options granted to members of the Board of Directors or consultants will be Nonstatutory Options.

     The purchase price of the Common Stock that is the subject of any Option may be not less than the fair market value of the Common Stock on the date the Option is granted. As of the Record Date, the market price of the Common Stock is $1.75 per share. ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and a term of no more than five years. The total price of the Options to be exercised (the "Option Price") is payable at the time of exercise in (i) cash, (ii) delivery to the Company of whole shares of Common Stock already owned by the participant for at least six months, valued at fair market value on the day immediately preceding the date of exercise,
(iii) at the discretion of the Committee, a recourse promissory note secured by a pledge of the shares of Common Stock and a personal guarantee, or (ix) a combination of any of the above equal to the Option Price. The Amended Plan also authorizes a participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the participant's stockbroker and an irrevocable instruction to the Company to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the participant's stockbroker for the participant's account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

     No Options may be exercised more than 10 years from the date of grant. Each employee's, director's or consultant's stock option agreement may specify the period of continuous service with the Company that is necessary before the Option will become exercisable. If the participant ends his or her employment or other relationship with the Company for any reason other than retirement, disability or death, the Options shall terminate immediately upon the date of termination, unless the Committee decides in its sole discretion, to waive the termination and amends the participant's option agreement to provide for an extended exercise period, all as specified in the employee's, director's or consultant's stock option agreement. Any option agreement may, in the Committee's sole discretion, allow for the participant, his or her personal representative or his or her heirs, to exercise the Options after the termination of his or her employment or other relationship with the Company for reason of the death or disability of the participant, provided, however, that in the event of the death of the participant, such Options may only be exercised for up to one year after death and, provided, further, that if such Options are ISOs, in the event of the disability of the participant, such ISOs may only be exercised for up to one year after disability of participant. Successive grants may be made to the same recipient regardless of whether Options previously granted to him or her remain unexercised.

     Transferability. No Option may be transferred other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, permit a participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his or her immediate family, or to family partnerships in which immediate family members are the only partners, provided that the participant receive no consideration for such transfer and that such Options shall be subject to termination as if the Options were in the hands of the transferor. The Committee may also, in its discretion, permit a consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Company as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination as if the Options were in the hands of the transferor, or permit a consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination if the consultant ends its relationship with the Company.

     Covenants Not to Compete. The Committee may, in its discretion, condition any Option granted to an employee, consultant or director on such participant's agreement to enter into a covenant not to compete with the Company as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the participant's stock option agreement, and the stock option agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the participant has violated his or her covenant not to compete. In addition, in the Committee's discretion, the participant's stock option agreement may also provide that if the participant breaches his or her covenant not to compete, the Company shall have the right to repurchase any shares of Common Stock previously issued to the participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the participant.

     Adjustments. The maximum number of shares that may be issued or transferred under the Amended Plan and the number of shares covered by outstanding Options and the exercise prices per share applicable thereto are subject to adjustment in the event of stock dividends, stock splits, combinations, exchanges of shares, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

     Administration and Amendments. The Amended Plan will be administered by the Board of Directors, or if the Board determines it is desirable to delegate its authority to administer the Amended Plan, by a committee appointed by the Board, which may be the Compensation Committee. In connection with its administration of the Amended Plan, the Board and any committee are authorized to interpret the Amended Plan and related agreements and other documents.

     The Amended Plan may be amended from time to time by the Board of Directors in such respects as it deems advisable. Further approval by the stockholders of the Company will be required for any amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Amended Plan, (ii) materially change the classes of persons eligible to participate in the Amended Plan, or (iii) otherwise cause Rule 16b-3 under the Exchange Act to cease to be applicable to the Amended Plan. No amendment may change the Amended Plan so as to cause any Option intended to be an ISO to fail to meet the Internal Revenue Code requirements for an incentive stock option. No amendment may change any rights an optionee may have under any outstanding Option without the written consent of the optionee except for the termination of the Amended Plan and outstanding Options upon adequate provision being made by the Board of Directors for the payment to an optionee of the excess of fair value, as defined in the Amended Plan, over the exercise price for any vested Options. The Board may at any time terminate or discontinue the Amended Plan. Unless terminated sooner, the Amended Plan will continue in effect until all Options granted thereunder have expired or been exercised, provided that no Options may be granted after 10 years from the date the Board of Directors adopted the Amended Plan.

Federal Income Tax Consequences

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect on September 10, 2003. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     Nonstatutory Options. In general, (i) an employee or director will not recognize taxable income at the time he or she is granted Nonstatutory Options;
(ii) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the employee in an amount equal to the difference between the Option Price paid for the shares and the fair market value of the shares; and
(iii) at the time of sale of shares acquired pursuant to the exercise of a Nonstatutory Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an employee upon either the grant or the exercise of an ISO. If the shares of Common Stock issued to an employee pursuant to the exercise of an ISO and the shares are not sold or otherwise transferred by the employee within two years after the date of grant or within one year after the transfer of the shares to the employee, then upon the sale of the shares any amount realized in excess of the Option Price will be taxed to the employee as long-term capital gain and any loss sustained will be a long-term capital loss. Although an employee will not realize ordinary income upon the exercise of an ISO, if the shares are sold or transferred after the expiration of the one-year or two-year holding periods described above, the excess of the fair market value of the Common Stock acquired at the time of exercise over the Option Price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Internal Revenue Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Internal Revenue Code on the employee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of one-year or two-year holding periods described above, including where the employee pays the Option Price through a so-called cashless exercise, the employee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the Option Price paid for the shares. Any further gain (or loss) realized by the employee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     Tax Consequences to the Company. To the extent that the recipient of an Option recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding federal income tax deduction, provided that, among other things, (i) the income meets the test of reasonableness, and is an ordinary and necessary business expense; (ii) the benefits do not constitute an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code; and (iii) the deduction is not disallowed because the compensation paid to the employee during the period exceeds the $1 million limitation on executive compensation of named executive officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date:

     o each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding Common Stock;

     o each of our directors and Named Executive Officers (as that term is defined in the Summary Compensation Table on page 7 below);

     o    all of our directors and Named Executive Officers as a group; and

     o the number of shares of Common Stock beneficially owned by each such person and such group and the percentage of the outstanding shares owned by each such person and such group.

     As used in the table below and elsewhere in this Information Statement, the term "beneficial ownership" with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the Record Date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Applicable percentage ownership is based on 8,956,386 shares of Common Stock outstanding as of the Record Date. To the extent that any shares are issued upon exercise of stock options, warrants or other rights to acquire our securities that are presently outstanding or granted in the future or reserved for future issuance under the Amended Plan, there will be further dilution to new public investors.

     Except as otherwise noted below, the address of each of the persons in the table is c/o Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information, as of the Record Date, as to the beneficial ownership of the Common Stock by (i) each stockholder known by us to own beneficially five percent or more of the outstanding shares; (ii) each of our directors; (iii) each Named Executive Officer of the Company; and (iv) all of our Named Executive Officers and directors as a group, together with their percentage ownership and voting power.

                                                                  Amount and Nature
                                                                    of Beneficial
                                                                      Ownership      Percent of Class
Name and Address of Beneficial Owner                                     (1)               (1)
------------------------------------                              -----------------  ----------------
   ComVest Venture Partners, L.P. (2) ..........................     3,075,755(3)          34.34%
   Robert Priddy ...............................................       944,677(4)          10.55%
   Shea Ventures, LLC ..........................................     1,295,508(5)          14.46%
   Edmund Shea .................................................     1,300,804(6)          14.52%
   Michael S. Falk (2) .........................................     3,406,896(7)          38.04%
   Keith Rosenbloom (8) ........................................        44,844(9)            *
   Travis L. Provow (8) ........................................       145,587(10)          1.61%
   S. Sanford Schlitt (8) ......................................           667(11)           *
   Edwin M. Cooperman (8) ......................................             0               *
   Alan Kessman (8) ............................................        34,067(12)           *
   Nickolas A. Branica (8) .....................................       756,147(13)          8.33%
   Paul K. Suijk (8) ...........................................        47,762(9)            *
   Ralph R. Dyer (8) ...........................................         1,167(11)           *
   Carla K. Luke (8) ...........................................           667(11)           *
   Kenneth W. Noack (8) ........................................         1,667(11)           *
   All directors and named officers as a group (11 persons) ....     4,466,136             48.48%

------------

*    Less than one percent.

(1) The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission. Such amounts may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares. The table above sets forth beneficial ownership and percentages of beneficial ownership of Common Stock.

(2) The address for ComVest Venture Partners ("ComVest"), L.P., ComVest Management, LLC ("ComVest Management"), Commonwealth Associates, L.P. ("Commonwealth"), and Michael S. Falk is 830 Third Avenue, 4th Floor, New York, NY 10022.

(3) Represents restricted shares held by ComVest. ComVest is a Delaware limited partnership whose principal business is investing in securities.

(4) Represents restricted shares owned. Mr. Priddy has a business address of 3435 Kingsboro Road, Apt. 1601, Atlanta, GA 30826.

(5) Represents restricted shares owned. Shea Ventures, LLC has a business address of 655 Brea Canyon Road, Walnut, CA 91789.

(6) Represents 5,296 restricted shares owned and all shares beneficially owned by Shea Ventures, LLC, which Mr. Shea serves as manager of.

(7) Mr. Falk is a manager of ComVest Management and is Chairman and principal stockholder of Commonwealth Associates Management Company, Inc. ("CAMC"), which is general partner of Commonwealth. In his capacity as Chairman and controlling equity owner of CAMC, Mr. Falk may be deemed to share indirect voting and dispositive power with respect to the shares beneficially owned by CAMC, ComVest and Commonwealth and may therefore be deemed to be beneficial owner of such securities. In addition, Mr. Falk is the majority member of Commonwealth Associates Group Holdings, LLC ("Commonwealth Holdings"), and may therefore be deemed to be beneficial owner of securities beneficially owned by Commonwealth Holdings. Accordingly, Mr. Falk may be deemed to be beneficial owner of the following: (a) 246,720 restricted shares owned, (b) 3,075,755 shares beneficially owned by ComVest, and (c) 84,421 shares beneficially owned by Commonwealth Holdings.

(8)  c/o Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232.

(9)  Represents restricted shares owned.

(10) Includes 61,803 restricted shares and 450 registered shares owned, and 83,334 shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of the Record Date.

(11) Represents shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of the Record Date.

(12) Includes 12,800 restricted shares owned by PS Capital LLC, which Mr. Kessman serves as a managing partner of, and 21,267 shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of the Record Date.

(13) Includes: (a) 619,378 restricted shares; (b) 16,006 unrestricted shares; and (c) 120,763 shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of the Record Date.

Summary Compensation Table

     The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were (i) the Company's chief executive officer at the end of the last completed fiscal year, regardless of compensation level and (ii) the Company's two most highly compensated executive officers other than the CEO who were serving as an executive officer at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 and (iii) two additional individuals who served as executive officers during 2002 (collectively, the "Named Executive Officers").

                                                        Annual                      Long-Term
                                                   Compensation(1)               Compensation(2)
                                         ------------------------------------   ----------------
                                                Base                                 Options           All Other
Name and Principal Position      Year        Salary ($)            Bonus           Granted (#)      Compensation ($)
---------------------------     ------       ----------       ---------------   ----------------   -----------------
Nickolas A. Branica .........   2002           285,769             64,285(3)         376,471(4)         25,322(5)
 President and Chief            2001           297,126             15,000             18,890            20,709
 Executive Officer              2000           188,920            101,409             13,828            23,025

Ralph R. Dyer ...............   2002           120,000                  0             28,001             3,407(6)
 Vice President, General        2001            31,385(7)               0                667                23
 Counsel and Secretary

Paul K. Suijk ...............   2002           198,312(8)               0             89,071(9)          5,762(10)
 Former Senior Vice President   2001           241,500                  0              2,223             3,029
 and Chief Financial Officer    2000           181,800                  0             13,335            92,000

Carla K. Luke ...............   2002           103,231(11)              0             28,001                56(12)
 Vice President of Finance
 and Controller

Kenneth W. Noack ............   2002           146,827                  0              8,001             4,953(13)
 Former Senior Vice             2001            51,923(14)              0              1,334             1,313
 President of Operations

------------

(1) While the Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) Except for the warrants granted to Messrs. Branica and Suijk as noted below, all of the long term compensation described in this table is in the form of stock options and no restricted stock, stock appreciation rights or any other long term compensation was granted.

(3) Bonus awarded for 2002. Bonus to be paid in four equivalent quarterly installments in 2003.

(4) Includes options to purchase 321,471 shares and warrants to purchase 55,000 shares, which warrants were converted by Mr. Branica into 52,800 shares of Common Stock in a cashless exchange on November 26, 2002.

(5) Includes country club dues of $6,262; automobile payments of $12,918; 401(k) match of $5,500 and imputed income from group term life insurance policy of $642.

(6) Includes: 401(k) match of $3,323 and imputed income from group term life insurance policy of $84.

(7)  Mr. Dyer became employed by the Company on September 19, 2001.

(8) Mr. Suijk's employment as senior vice president, chief financial officer and secretary of the Company ended as of November 14, 2002.

(9) Includes options to purchase 44,071 shares and warrants to purchase 45,000 shares, which warrants are exercisable at any time on or before June 21, 2007 at an exercise price of $0.15 per share.

(10) Includes: 401(k) match of $5,500 and imputed income from group term life insurance policy of $262.

(11) Ms. Luke became employed by the Company on January 15, 2002.

(12) Imputed income from group term life insurance policy.

(13) Includes: 401(k) match of $3,461 and imputed income from group term life insurance policy of $1,492.

(14) Mr. Noack became employed by the Company on August 20, 2001. On November 14, 2002, Mr. Noack became director of operations, a non-officer position. Mr. Noack retired from the Company on February 28, 2003.

Stock Options

     The Company previously adopted the Comdial Corporation 1992 Stock Incentive Plan (the "1992 Plan"), which expired on March 5, 2002. Because of the expiration of the 1992 Plan, the Board, with the approval of the stockholders at a special meeting of the stockholders in August 2002, adopted the 2002 Employee and Non-Employee Director Stock Incentive Plan (the "2002 Plan"). The Board, with the approval of the stockholders previously reserved 1,500,000 shares for issuance under the 2002 Plan. Both the 2002 Plan and the 1992 Plan were adopted with the intention to further the long-term stability and financial success of the Company by attracting and retaining key employees through the use of stock incentives, including stock options. The following table sets forth additional information concerning individual grants of stock options made under the 2002 Plan and the 1992 Plan during the last completed fiscal year to each of the Named Executive Officers. Except as indicated in a footnote, all such grants were made pursuant to the 2002 Plan.

                        Option Grants In Last Fiscal Year

                                                                                                       Potential Realized
                                                          Individual Grants                             Value at Assumed
                                  ------------------------------------------------------------------     Rates of Stock
                                                     % of Total                                       Price Appreciation for
                                                  Options Granted                                         Option Term(1)
                                      Options       to Employees       Exercise or       Expiration  -----------------------
Name                                Granted (#)    in Fiscal Year   Base Price ($/sh)       Date        5% ($)     10% ($)
----                              --------------- ---------------- ------------------- ------------- ----------- ----------
Nickolas A. Branica (2) .........      33,334            3.25               6.60         6/25/2012     251,563    637,510
                                       55,987            5.46               6.60         6/25/2012     200,697    508,604
                                       16,551            1.62               5.10          7/16/012      64,014    162,225
                                        6,266            0.61               0.75         8/19/2012       2,955      7,490
                                        8,443            0.82               2.25         9/11/2012      11,947     30,276
                                          445            0.04               0.75         9/27/2012         210        532
                                          445            0.04               3.75         10/1/2012         210        532
                                      200,000           19.52               0.98         12/4/2012     123,263    312,374
                                       55,000(3)          n/a               0.15         6/21/2007         n/a        n/a

Ralph R. Dyer (4) ...............       1,334            0.13               7.95          3/1/2012       6,670     16,902
                                       26,667            2.60               0.98         12/4/2012      16,435     41,650

Carla K. Luke (5) ...............       1,334            0.13               5.70         1/15/2012       4,782     12,118
                                       26,667            2.60               0.98         12/4/2012      16,435     41,650

Paul K. Suijk (6) ...............       8,276            0.81               6.15           expired      32,009     81,117
                                       27,994            2.73               5.70           expired     100,350    254,307
                                        3,133            0.31               0.75           expired       1,477       3743
                                        4,222            0.41               2.25           expired       5,974     15,140
                                          223            0.02               0.75           expired         105        267
                                          223            0.02               0.75           expired         105        267
                                       45,000(7)          n/a               0.15         6/21/2007         n/a        n/a

Kenneth W. Noack (8) ............       1,334            0.13               7.95         2/28/2004         530      1,061
                                        6,667            0.65               0.98         2/28/2004         327        653

------------

(1) The potential realized values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2) Options to purchase 33,334 shares issued on June 21, 2002 were fully vested as of the date of grant. All other options are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years.

(3) Represents warrants to purchase shares issued pursuant to an amendment dated June 20, 2002 to Mr. Branica's employment agreement. Mr. Branica exercised his right to convert these warrants into Common Stock and was issued 52,800 restricted shares on November 26, 2002 in a cashless exchange.

(4) 26,667 options granted to Mr. Dyer pursuant to the 2002 Plan are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years. 1,334 options granted to Mr. Dyer pursuant to the 1992 Plan are vested 1/2 on the first anniversary of the grant date and in additional 1/4 increments on each of the next two anniversaries.

(5) 26,667 options granted to Ms. Luke pursuant to the 2002 Plan are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years. 1,334 options granted to Ms. Luke pursuant to the 1992 Plan are vested 1/2 on the first anniversary of the grant date and in additional 1/4 increments on each of the next two anniversaries

(6) All options granted to Mr. Suijk in 2002 were fully vested upon the date of grant. All stock options granted to Mr. Suijk have expired since Mr. Suijk's employment with the Company ended in November 2002.

(7) Represents warrants to purchase shares issued pursuant to amendment dated June 20, 2002 to the terms of Mr. Suijk's continued employment. Mr. Suijk exercised his right to convert all of such warrants into 45,000 shares of Common Stock on August 28, 2003.

(8) 6,667 options granted to Mr. Noack pursuant to the 2002 Plan are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years. 1,334 options granted to Mr. Noack pursuant to the 1992 Plan are vested 1/2 on the first anniversary of the grant date and in additional 1/4 increments on each of the next two anniversaries. All stock options granted to Mr. Noack will expire as of one year from the date of his retirement from the Company which was February 28, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Unexercised Option Values

                                                                 Number of Securities     Value of Unexercised
                                                                Underlying Unexercised   In-the-Money(2) Options
                                                                 Options at FY-end (#)        at FY-end ($)
                                                               ------------------------ ------------------------
                               Shares Acquired     Value(1)          Exercisable/             Exercisable/
Name                           on Exercise (#)   Realized ($)        Unexercisable            Unexercisable
----                          ----------------- -------------- ------------------------ ------------------------
Nickolas A. Branica .........        0               $0.00          60,051/294,138(3)          $0.00/$0.00
Ralph R. Dyer ...............        0               $0.00              333/28,335             $0.00/$0.00
Carla K. Luke ...............        0               $0.00                0/28,001             $0.00/$0.00
Paul K. Suijk ...............        0               $0.00                     0/0             $0.00/$0.00
Kenneth W. Noack ............        0               $0.00               667/8,668             $0.00/$0.00

------------

(1) The dollar values are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively.

(2) Options are in-the-money if the fair market value of the underlying securities at the end of the last fiscal year exceeds the exercise price of the option. For purposes of this table, fair market value is $0.70 per share, the closing trading price of the Common Stock on December 31, 2002.

(3) Does not include warrants to acquire 28,890 shares of Common Stock held by Mr. Branica, which warrants are subject to an exercise price of $0.15 per share, are exercisable at any time between March 27, 2004 and September 27, 2004 and are subject to forfeiture in whole or in part upon the occurrence of certain events.

Securities Authorized for Issuance Under Equity Compensation Plans

     The Company maintains the Comdial Corporation 2002 Employee and Non-Employee Director Stock Incentive Plan, subject to the amendment described in "Resolution No. 1" of this Information Statement (the "2002 Plan"), pursuant to which it may grant equity awards to eligible persons. In addition, the Company maintains the 1992 Stock Incentive Plan (the "1992 Incentive Plan") and the 1992 Non-Employee Directors Stock Incentive Plan (the "1992 Directors Plan"), both of which plans have expired.

     The following table provides information about equity awards under the above stockholder approved plans, as well as other plans not approved by stockholders, as described below.

                                                                                                Number of Securities
                                                                                               Remaining Available for
                                          Number of Securities                                  Future Issuance Under
                                           to be Issued upon      Weighted Average Exercise   Equity Compensation Plans
                                        Exercise of Outstanding      Price of Outstanding       (Excluding Securities
                                           Options, Warrants          Options, Warrants             Reflected in
                                               and Rights                 and Rights                 Column (a))
Plan Category                                     (a)                        (b)                         (c)
-------------                          ------------------------- --------------------------- --------------------------
Equity Compensation Plans Approved
 by Security Holders (1) .............          976,184(2)                 $3.11                       46,133(3)
Equity Compensation Plans Not
 Approved by Security Holders ........          266,667(4)                 $0.15                            0
Total ................................        1,242,851                    $1.75                       46,133

------------

(1) Includes the 2002 Plan, the 1992 Incentive Plan and the 1992 Directors Plan, the latter two of which have expired as of March 2002.

(2) Includes: (a) 918,450 shares subject to outstanding options under the 2002 Plan, (b) 55,005 shares subject to outstanding options under the 1992 Incentive Plan and (c) 2,729 shares subject to outstanding options under the 1992 Directors Plan.

(3) Includes shares remaining available for issuance under the 2002 Plan as of December 31, 2002.

(4) Includes: (a) 166,667 shares subject to outstanding options issued to Travis L. Provow, former chairman of the Executive Committee and current director of the Company, pursuant to an employment agreement and outside of any approved stock option plan, and (b) 100,000 shares issued upon exercise of warrants that were granted to Nickolas A. Branica (55,000) and Paul K. Suijk (45,000) pursuant to an executive bonus plan. Upon his resignation as chairman of the Executive Committee in August 2003, Mr. Provow agreed to reduce the number of shares subject to outstanding options to 116,667.

Pension Plan / Benefit Restoration Plan

     The Company has a pension plan covering hourly and salaried employees, including the executive officers. The plan was frozen as of September 3, 2000. All employees ceased accruing additional retirement benefits under the plan on that date. The plan will continue to require Company contributions for tax-deferred pension accruals for benefits accrued prior to September 3, 2000. The amount of contributions was actuarially determined in order to fund for each participating employee a benefit based on the two factors of career average compensation (as of September 3, 2000) and years of service (as of September 3, 2000). Of the Named Executive Officers, only Mr. Branica is eligible for benefits under the pension plan because his employment with the Company commenced prior to the freezing of the plan and because he has been employed by the Company for at least five years. Mr. Branica's estimated benefit to be paid at normal retirement is approximately $1,015 per month. Such estimated benefit is based on the following formula:

     1.25% times career-average compensation (monthly average of compensation including bonuses), calculated from the date of hire (March 20, 1996 in Mr.Branica's case) to September 3, 2000, times the number of full years worked prior to September 3, 2000 (4 years in Mr.Branica's case); plus 0.65% times career-average compensation in excess of 50% of Social Security covered compensation (the average amount of the Social Security taxable wage base for the 35 calendar years ending with the year the employee reaches his normal retirement age), calculated from date of hire, times the number of full years worked prior to September 3, 2000.

     For highly compensated employees, such as executive officers, the amount of benefits under the pension plan was limited in order to qualify under Federal tax laws. To maintain compensation competitiveness and to restore retirement benefits for executives who were affected by tax law limits on benefits under the pension plan, the Company implemented a benefit restoration plan. However, the benefit restoration plan was frozen as of July 2000 and was terminated as of March 2002. All employees ceased the accrual of benefits under that plan, effective July 26, 2000. Any employee who was not vested in the benefit restoration plan as of July 26, 2000 forfeited all benefits under that plan. None of the Named Executive Officers is eligible for benefits under the benefit restoration plan.

     Prior to September 3, 2000, the pension plan covered a participant's compensation including bonuses and incentive pay for hourly employees and excluding deferred or supplemental compensation or other forms of compensation, if any, paid by the Company; provided, however, that the amount of a participant's annual compensation taken into account under the plan for any year was subject to certain limitations under the pension plan or in accordance with applicable law.

     There are several different forms of benefit options available under the Company's pension plan, including Straight Life Annuity, 5 Years Certain & Life Annuity, 10 Years Certain & Life Annuity, Level Income Life Annuity (age 62 and
65), Contingent Annuitant Option, and Joint and Survivor Option. The Level Income Life Annuity balances retirement income from the pension plan and social security benefits so that income remains more or less constant regardless of when social security benefits begin.

     During February 2003, the Company discovered that $660,000 of unauthorized disbursements were made from the pension plan during 2002 and 2003 by a former employee of the Company. The Company received reimbursement of the full amount of such losses from its insurance carrier in September 2003.

     In 2002, William Mustain, the Company's former CEO, and Keith Johnstone, Lawrence Tate and Joe Ford, all former executive officers of the Company remained eligible to receive supplemental retirement benefits under the benefit restoration plan. The supplemental retirement benefit is equal to 40% of the executive's average compensation until September 3, 2000 reduced by the sum of the executive's (1) pension plan benefit, (2) benefit restoration plan amount, and (3) estimated social security benefit. Average compensation is the average earnings (including elective deferrals) during the last 24 months of employment decreased by any retention bonus paid on a change in control and any income from restricted stock or stock options. The supplemental retirement benefit is reduced by 0.25% for each month that the payment date precedes the date the executive attains age 62.

     In December 2001, the Company reached agreement with Mr. Mustain which, among other things, reduced Mr. Mustain's total remaining entitlement under the benefit restoration plan from $1,102,328 to be paid by January

2002, to $288,314 to be paid in five (5) equal annual installments commencing in 2004. In March 2002, the Company reached agreement with Messrs. Johnstone, Ford and Tate whereby the Company agreed to pay them $218,391, $175,875 and $122,438, respectively, in exchange for their agreement with respect to termination of the benefit restoration plan and a release of further liabilities on the part of the Company with respect to that plan. The foregoing amounts to Johnstone, Ford and Tate are payable in 36 monthly installments of $1,250 each and then a balloon payment of the remaining balance, the amount of which will be the respective total payable as set forth above less the total of the installment payments. No interest is payable. These agreements enabled the Company to terminate the benefit restoration plan and to thus recognize the gain in its financial statements from the reduction negotiated with Mr. Mustain.

Compensation of Directors

     During 2002, independent directors of the Company received an annual retainer fee of $18,000 payable in equivalent quarterly installments of $4,500. By resolution in March 2002, the Board approved the payment to each independent director of meeting fees in the amount of $1,000 per regular meeting of the Board attended by such director, and $500 for special meetings of the Board and meetings of the several committees of the Board, as long as substantial business of the Company was conducted at such special meetings or committee meetings. In addition, the foregoing resolution provided that the chairman of the Audit Committee would receive $1,000 for each meeting of that committee.

     The Board, with the approval of the stockholders, adopted the 1992 Stock Incentive Plan, as amended (the "1992 Stock Plan"), and the 1992 Non-Employee Directors Stock Incentive Plan, as amended (the "1992 Directors Plan") (collectively, the "1992 Plans"), which provided for certain stock-related compensation for employees and non-employee directors of the Company, respectively. Both of the 1992 Plans expired as of March 5, 2002. Because of the expiration of the aforementioned plans, the Board, with the approval of the stockholders, adopted the 2002 Employee and Non-Employee Director Stock Incentive Plan (the "2002 Plan") to provide a plan for use by the Board of Directors to incentivize existing and new employees, officers and independent directors. The Company and a majority of the Company's stockholders approved two separate amendments to the 2002 Plan to increase the number of shares of Common Stock eligible for issuance thereunder. The first such amendment, the approval of which was reported in the Company's Information Statement on Form 14C filed with the Securities and Exchange Commission on December 6, 2002, increased the number of shares to a total of 1,000,000 shares from the prior authorization of 666,667. The second amendment, which was approved by stockholders at the annual meeting in May 2003, increased the authorization to 1,500,000. As described in Resolution No. 1 of this Information Statement above, this number will be increased to 2,000,000 authorized shares upon November 20, 2003.

     By resolution in November 2002, the Board approved the granting of options to purchase 16,667 shares of Common Stock to existing independent directors and to newly appointed or elected independent directors. As reported in the Company's Information Statement on Form 14C filed with the Securities and Exchange Commission on December 6, 2002, Mr. Schlitt and Mr. Cooperman were each granted options to purchase 16,667 shares of Common Stock at an exercise price of $1.95 per share, the fair market value of the Common Stock on November 12, 2002, the date such options were granted. However, by resolution in December 2002, the Board approved providing existing and new independent directors with the option of accepting options to purchase 45,000 shares of the Common Stock to be vested pro rata on a quarterly basis over a three year period in lieu of payment of the foregoing retainer and meeting fees. Independent directors who decided to continue accepting cash compensation would continue to receive the retainer and meeting fees described above and would also receive an option to purchase 20,000 shares of stock, also vested in increments of 1/3 on each anniversary of the grant until fully vested. Further, such resolution provided for the issuance of an option to purchase 40,000 shares to the chairman of the Audit Committee in lieu of the meeting fees payable to that person. Such options are also vested pro rata on a quarterly basis over a three year period. Mr. Cooperman and Mr. Schlitt elected to continue receiving cash compensation and, on December 18, 2002, were awarded options to purchase 20,000 shares of Common Stock to be vested in increments of 1/3 on each anniversary of the grant until fully vested. The previously reported options granted to Messrs. Cooperman and Schlitt in November 2002, as described above, were rescinded. Mr. Kessman elected to forego all cash compensation and, on December 18, 2002, the Company granted Mr. Kessman options to purchase a total of 85,000 shares, all of which are vested pro rata on a quarterly basis over a three year period and are subject to an exercise price of $0.98 per share, including 45,000 options as a newly appointed independent director and 40,000 options as chairman of the Audit Committee. All stock options granted to directors are non-statutory options and all of the options issued to Messrs. Cooperman, Schlitt and Kessman are subject to an exercise price of $0.98 per share, the fair market value of the Common Stock on December 18, 2002, the date of grant.

     Mr. Branica is the only Company employee who is currently a member of the Board. Messrs. Falk, Provow and Rosenbloom are not qualified as independent directors because of their affiliation with ComVest and Commonwealth. None of Messrs. Falk, Rosenbloom, Branica and Provow received any compensation for serving as directors in 2002.

     Under the 1992 Directors Plan, a director of the Company who was not otherwise an employee of the Company or any of its subsidiaries and had not been an employee for a period of at least one year was eligible to receive automatic grants of options and awards of shares of Common Stock. An aggregate of 13,333 shares of Common Stock was reserved for issuance under the Directors Plan. The Directors Plan provided that each newly-elected director who was eligible to participate in the plan on the date of his or her first election to the Board would automatically receive an option to purchase 222 shares of Common Stock. The 1992 Directors Plan, as amended, further provided that, for each fiscal year in which the Company had net income, each director then in office would receive an automatic award of 222 shares of Common Stock in the following year, unless the Board suspended all or any part of such award. On March 1, 2002, the number of initial options awarded to new directors was changed by resolution to an award of options to purchase 667 shares of Common Stock. This amendment was made applicable to all directors who, as of March 1, 2002, had not been granted their initial stock options. All stock options granted under the 1992 Directors Plan were non-statutory options. The option exercise price was the fair market value of the shares of Common Stock at the time the option is granted. All of the options are immediately exercisable; provided, however, that they may be exercised only while the holder is a director or within 36 months of the date he or she ceases to be a director, and in no event may any such option be exercised more than ten years after the date of grant. Mr. Schlitt was awarded options to purchase 667 shares of Common Stock subject to the foregoing terms on March 1, 2002 and subject to an exercise price of $7.95 per share, the fair market value of the Common Stock on the date of grant.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is presently comprised of Mr. Cooperman, who serves as chairman, Mr. Provow and Mr. Falk, all of whom were appointed to the Committee in November 2002. David P. Berg, Robert P. Collins and Mr. Schlitt also served on the Committee during 2002. Mr. Provow became chairman of the executive committee of the Company, an officer position, in November 2002 and served in that capacity until his resignation in August 2003. Mr. Berg previously served as the Company's senior vice president and general counsel in 2001, and as a director of the Company from October 2001 until June 2002.

     ComVest beneficially owns approximately 34% of the Company's Common Stock and is the holder of a 7% subordinated secured convertible promissory note in the amount of $3,166,750, which note was issued pursuant to ComVest's investment in the Private Placement. During 2002, ComVest was paid $41,942 in interest on its debt by the Company. Mr. Falk is a manager of ComVest and Mr. Provow was a manager of ComVest until becoming chairman of the executive committee (as noted in the paragraph above), in November 2002. Mr. Falk is also chairman and chief executive officer of Commonwealth, an affiliate of ComVest, and the Company's placement agent for the Private Placement. Commonwealth also served as investment advisor to the Company pursuant to an advisory agreement and was paid $10,000 per month by the Company under such agreement, which payments commenced in October 2002 and totaled $35,000 in 2002. That agreement was terminated by mutual agreement in May 2003. Mr. Provow served as president and managing director of Commonwealth Holdings, LLC, a private investment fund affiliated with Commonwealth, from January 2002 to November 2002. Messrs. Provow and Falk are presently directors of CAMC, the general partner of Commonwealth. Mr. Falk beneficially owns approximately 38% of the Company's Common Stock. Mr. Provow beneficially owns approximately 1.6% of the Company's Common Stock.

Executive Severance Plan

     Effective as of September 5, 1995, the Board of Directors adopted a severance plan for the Company's executive officers (as the same may be amended from time to time, the "Executive Severance Plan"). The Executive Severance Plan was revised as of November 15, 2000 to reduce the benefits payable under the plan. The Executive Severance Plan is designed to provide for the payment of severance benefits if an executive officer is terminated without cause, or if the executive terminates with good reason within 90 days (previously two years) after a change of control. The Executive Severance Plan covers the Company's chief executive officer, president, senior vice presidents, chief financial officer, and vice presidents. In addition, the Compensation Committee of the Board of Directors can specifically designate other employees to participate. The persons covered by the Executive Severance Plan are hereinafter referred to as the "Covered Executives." The severance period over which payments are made varies with the job classification of the Covered Executive as follows: (i) 18 months for the president, chief executive officer or chief financial officer (formerly 24 months for the president or chief executive officer), (ii) 6 months for a senior vice president or vice president of engineering (formerly 18 months), and (iii) 3 months for other vice presidents (formerly 12 months). Other designated participants would have individual periods established, not longer than 12 months (formerly 24 months).

     Under the Executive Severance Plan, if a Covered Executive is terminated by the Company without Good Cause (as defined below) or if he or she terminates employment with Good Reason (as defined below) within 90 days (formerly 24 months) following a Change of Control (as defined below), the Covered Executive is entitled to receive monthly payments of his or her final salary (or the Covered Executive's salary at a Change of Control, if larger). Prior to November 15, 2000, a Covered Executive's average bonus was also covered. The Covered Executive would receive these payments even if he or she is employed by another company during the severance period. The Company may pay the severance benefit in a lump sum at its option. The Covered Executive's spouse or other named beneficiary is entitled to any unpaid benefit after death.

     In addition, the Covered Executive would receive health, life and disability insurance coverage for the severance period. The Covered Executive would have to contribute toward the premiums for any insurance to the same extent as when employed. Insurance benefits would cease if the Covered Executive is employed by another company and is covered by similar benefits.

     As a condition to receiving benefits, the Covered Executive would be required to execute a complete release of the Company from all claims, including all claims relating to the Covered Executive's employment and his or her termination of employment.

     The Covered Executive's benefit would be reduced to avoid application of the "excess parachute payment" restrictions after a Change of Control. An excess parachute payment is subject to an additional 20% excise tax payable by the employee and an excess parachute payment is not deductible by the employer. In general, an excess parachute payment is a payment made due to a Change of Control that exceeds three times the employee's average compensation for the prior five years.

     The Board of Directors can amend or terminate the Executive Severance Plan in the future, except in two circumstances. First, after a Change of Control, the Plan cannot be amended or terminated for 90 days. Second, an amendment or termination cannot affect the benefits of a terminated Covered Executive then receiving benefits.

     With respect to the termination of any Covered Executive by the Company, the term "Good Cause" means the (a) fraud or material misappropriation by the Covered Executive with respect to the business or assets of the Company; (b) the persistent refusal or willful failure of the Covered Executive materially to perform his or her duties and responsibilities to the Company, which continues after the Covered Executive receives notice of such refusal or failure; (c) conduct by the Covered Executive that constitutes disloyalty to the Company and that materially harms or has the potential to cause material harm to the Company; (d) the Covered Executive's conviction of a felony or crime involving moral turpitude; (e) the use of drugs or alcohol that interferes materially with the performance by the Covered Executive's of his or her duties; or (f) the violation of any significant Company policy or practice, including but not limited to the Company policy prohibiting sexual harassment.

     With respect to a termination by a Covered Executive after a Change of Control, "Good Reason" would exist if, without the Covered Executive's express written consent, (a) there is a significant adverse change in such Covered Executive's authority or in his or her overall working environment; (b) such officer is assigned duties materially inconsistent with his duties, responsibilities and status at the time of a Change of Control; (c) there is a reduction, which is not agreed to by the Covered Executive, in the Covered Executive's rate of base salary or bonus percentage; or (d) the Company changes by 50 miles or more the principal location at which such officer is employed.

     Under the plan, a "Change of Control" is defined as the occurrence of any of the following events: (a) the acquisition by any unrelated person of beneficial ownership of 40% or more of the then outstanding shares of Common Stock of the Company (or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors); (b) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of stock or assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (c) approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which the persons who were shareholders of the Company immediately before the transaction do not, immediately after the transaction, beneficially own more than 50% of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, or (d) a sale or other disposition of all or substantially all the assets of the Company, other than in the ordinary course of business.

Employment Agreements

     The Company presently has an employment contract with Mr. Branica. Mr. Branica had an employment agreement in connection with his service as president of Key Voice Technologies before his appointment as chief executive officer of the Company. That employment agreement had a five-year term that expired on March 20, 2001. In September 2001, the Board approved a new two year employment agreement with Mr. Branica. The agreement provided for a base salary of $325,000 per year and a bonus payable upon the attainment of certain Company objectives. In addition, Mr. Branica's employment agreement also provided for the granting of 16,667 stock options which were issued in December 2001, and the payment of a $15,000 bonus which was paid in September 2001. Mr. Branica's employment agreement also provides for the payment of one year's base salary as severance pay in the event of a termination of Mr. Branica's employment for any reason; except that, if termination is by the Company for "Cause" or by Mr. Branica for reasons other than "Good Reason," as those terms are defined in the agreement, then no such severance will be paid.

     The Company and Mr. Branica entered into the first amendment to his employment agreement on June 20, 2002. The first amendment provided for: (a) a reduction in Mr. Branica's annual base salary to $225,000; (b) establishment of a performance bonus plan providing for payment of a bonus of up to 100% of Mr. Branica's annual salary, the terms of which were to be determined by the Compensation Committee; (c) the granting of fully vested options to purchase 33,334 shares at an exercise price of $12.15 per share, the closing price of the stock on the date of grant which was June 21, 2002; (d) the granting of options to purchase the number of shares equivalent to 2% of the number of fully diluted shares of Common Stock following the Bridge Financing and comprised of separate grants to be issued on the date that is two business days after each separate closing of the Bridge Financing, with the exercise price equal to the closing price of the stock on the applicable grant date; and (e) the granting of warrants to purchase 55,000 shares of Common Stock at $0.15 per share in full satisfaction of a performance bonus previously awarded that remained unpaid. Mr. Branica converted all of the warrants described in part (e) above into 52,800 shares of Common Stock on November 26, 2002, in a cashless exercise.

     The Company and Mr. Branica entered into the second amendment to his employment agreement on September 28, 2003. The second amendment provides for:
(a) a three year extension in the term of Mr. Branica's employment agreement through September 28, 2006; (b) a partial restoration of the annual base salary that had been reduced by the first amendment described above as follows, (i) an increase in such salary to $250,000 beginning on September 28, 2003, (ii) a further increase to $262,500 beginning on September 28, 2004, and (iii) a further increase to $275,000 beginning on September 28, 2005; (c) the granting of an option to purchase up to 150,000 shares of Common Stock, subject to the effectiveness of the Amended Plan as further described in this Information Statement, and at an exercise price equal to the closing price of the Common Stock on the trading day prior to the day that the Amended Plan first becomes effective; and (d) an acceleration in the vesting of unvested stock options held by Mr. Branica in the event of termination of his employment, and an extension to two (2) years, in the time during which Mr. Branica is able to exercise vested stock options upon the termination of his employment, except that neither such acceleration nor such extension shall apply if termination of Mr. Branica's employment was by the Company for "Cause" or by Mr. Branica voluntarily and without "Good Reason," as those terms are defined in the employment agreement.

     The Company entered into an employment agreement with Mr. Provow in November 2002, whereby Mr. Provow agreed to serve as chairman of the executive committee of the Company beginning on November 25, 2002. Mr. Provow resigned this position on August 12, 2003 and remains a director of the Company. The term of Mr. Provow's employment was for six months and was renewable for a further six months upon the mutual agreement of both the Company and Mr. Provow. The parties did agree to renew the agreement for six additional months in May 2003. Pursuant to the terms of the employment agreement, Mr. Provow was paid at the rate of $180,000 per year and was issued options to purchase 166,667 shares of Common Stock at the exercise price of $1.80 per share. The options were issued outside of the Company's existing stock option plan. 66,667 options became exercisable on the date of grant with the remainder to become exercisable in increments of one-third of the remaining 100,000 options as of each anniversary of Mr. Provow's employment with the Company, provided that Mr. Provow remains either an employee or director of the Company. Upon his resignation as chairman of the executive committee, Mr. Provow agreed to remain a director of the Company and to a reduction, by 50,000, in the number of unvested stock options he is entitled to under his stock option agreement. The parties executed an amendment to such stock option agreement reflecting this change. In addition to such options, Mr. Provow is the beneficial owner of 61,803 restricted shares of Common Stock that was acquired upon the exercise of warrants that were distributed to Mr. Provow by Commonwealth. Mr. Provow is also the beneficial owner of 450 shares of Common Stock that are held in the name of his son.

     In November 2002, the Company provided a letter to Mr. Clinebell offering him employment as the Company's senior vice president, chief financial officer and treasurer. The letter described some of the terms of Mr. Clinebell's employment with the Company including an annual salary of $180,000 and the granting of options to purchase 80,000 shares of Common Stock at an exercise price of $1.80 per share. Such stock options are exercisable in increments of one-third of the total grant as of each anniversary of Mr. Clinebell's employment with the Company. Further, the letter sets forth that, in the event of termination of Mr. Clinebell's employment after the first year thereof, the Company would pay severance pay equal to six (6) months of Mr. Clinebell's salary subject to the terms of the Company's existing Executive Severance Plan (except without regard to any provision of that Plan that might otherwise entitle Mr. Clinebell to severance in excess of six months), and that such severance would also be paid for termination prior to the end of the first year of employment if Mr. Clinebell's employment is terminated by the Company without "Good Cause," or if Mr. Clinebell terminates his employment with "Good Reason," within 90 days of a "Change of Control" (as each of those terms are defined in the Executive Severance Plan). The Company intends to grant Mr. Clinebell an option to purchase an additional 45,000 shares of Common Stock subject to the effectiveness of the Amended Plan as further described in this Information Statement, and at an exercise price equal to the closing price of the Common Stock on the trading day prior to the day that the Amended Plan first becomes effective.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Nickolas A. Branica, our president, chief executive officer and director, beneficially owns approximately 8% of our Common Stock. Mr. Branica voted his shares in favor of the amendment to Stock Incentive Plan as further described in this Information Statement. The Company intends to grant Mr. Branica an option to purchase 150,000 shares of Common Stock upon the date such amendment first becomes effective.

Description of Common Stock

     All outstanding shares of Common Stock are fully paid and non-assessable. Each share of the outstanding Common Stock is entitled to participate equally in dividends as and when declared by the Board and is entitled to participate equally in any distribution of net assets made to the stockholders upon liquidation of the Company. There are no redemption, sinking fund, conversion or preemptive rights with respect to the Common Stock.

Voting Rights

     All shares of Common Stock have equal rights and preferences. The holders of Common Stock are entitled to one vote for each share held of record on all matters voted upon by stockholders.

                                        By Order of the Board of Directors

                                        /s/ Ralph R. Dyer
                                        ----------------------------------
                                        Ralph Dyer, Secretary

October 7, 2003

                                    Exhibit A


                        FORM OF AMENDED 2002 EMPLOYEE AND
                   NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

                               COMDIAL CORPORATION

                           SECOND AMENDED AND RESTATED
                     2002 EMPLOYEE AND NON-EMPLOYEE DIRECTOR
                         STOCK INCENTIVE PLAN (PROPOSED)

I. Purpose.

     The purpose of this Comdial Corporation Second Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan (the "2002 Plan") is to promote the growth and profitability of Comdial Corporation, a Delaware corporation (the "Corporation") by rewarding and incentivizing individuals who make valuable contributions to the Corporation's success, including officers and employees of the Corporation and its subsidiaries, and directors, consultants and advisors of the Corporation.

     The 2002 Employee and Non-Employee Director Stock Incentive Plan was first approved by the Board of Directors effective as of July 2, 2002, and was approved by the Company's stockholders at the Special Meeting of Stockholders on August 26, 2002. By unanimous resolution, the Board of Directors approved an amendment to the 2002 Employee and Non-Employee Director Stock Incentive Plan which amendment was approved by the stockholders of the Company at the Annual Meeting of stockholders on May 8, 2003 and which resulted in the Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan. On September 19, 2003, the majority stockholders of the Company approved an amendment to the Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan, resulting in this 2002 Plan. The 2002 Plan was adopted to replace the two stock option plans previously maintained by the corporation, the 1992 Stock Incentive Plan (as amended by the First Amendment dated March 23, 1995, Second Amendment dated August 7, 1995, Third Amendment dated February 6, 1996 and Fourth Amendment dated February 6, 1998) and the 1992 Non-Employee Directors Stock Incentive Plan (as amended by the First Amendment dated March 23, 1995, Second Amendment dated August 7, 1995, Third Amendment dated November 6, 1997 and fourth Amendment dated February 6, 1998), and previously approved by the stockholders.

II. Definitions.

     The following terms shall have the meanings shown:

     2.1 "Board of Directors" or "Board" means the Board of Directors of the Corporation.

     2.2 "Change of Control" means any event described in Section 8.1.

     2.3 "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

     2.4 "Committee" means the Committee appointed by the Board of Directors to administer the Plan pursuant to Article X of the Plan. This Committee may, but is not required to be, identical to the Compensation Committee.

     2.5 "Common Stock" means the common stock, par value $.01 per share, of the Corporation, except as provided in Section 8.2 of the Plan. Pursuant to such
Section 8.2, the number of shares authorized for issuance under the Plan as set forth in Section 8.1(b), and the maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year as set forth in Section 4.1(a), have been adjusted to reflect the one-for-fifteen (1:15) reverse stock split of the Common Stock that became effective on November 25, 2002.

     2.6 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors. All persons appointed to be members of the Compensation Committee shall be directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Treasury Regulation Section 1.162-27.

     2.7 "Consultant" shall mean any person (including corporations, partnerships and limited liability companies as well as individuals) engaged by the Corporation to perform services for the Corporation or any Subsidiary on a regular and on-going basis who is not a common law employee of the Corporation.

     2.8 "Date of Grant" means the date specified by the Plan Administrator on which a grant of Options, or a grant or sale of Restricted Shares shall become effective.

     2.9 "Director" means a person serving as a member of the Board of Directors, whether or not he or she is also an Employee.

     2.10 "Disability" means a medically diagnosable mental or physical condition which the Committee has determined, based on such medical evidence as it may find satisfactory, will prevent a Participant from performing his or her duties for the Corporation and is expected to be permanent.

     2.11 "Employee" means any person performing services for the Corporation or any Subsidiary as a common law employee. The Committee may, in its discretion, treat any individual as an Employee for purposes of this Plan even if he or she is not employed by the Corporation, including individuals who regularly perform services for the Corporation but are paid by another employer pursuant to an employee leasing agreement or similar staffing arrangement, as long as he or she could properly be classified as a common law employee of the Corporation for payroll tax purposes.

     2.12 "Executive Officer" means any Named Executive Officer and any other officer of the Corporation who is subject to the reporting requirements of
Section 16 of the Securities and Exchange Act of 1934.

     2.13 "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee by reference to the closing price quotation, or, if none, the average of the bid and asked prices, reported on Nasdaq as of the most recent available date with respect to the sale of Common Stock.

     2.14 "Incentive Stock Options" or "ISOs" means Options intended to qualify for favorable tax treatment as incentive stock options under Code Section 422.

     2.15 "Named Executive Officer" shall mean the Company's Chief Executive Officer and the four highest compensated officers (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

     2.16 "Nonstatutory Options" shall mean Options which are not intended to qualify as ISOs.

     2.17 "Option Agreement" means a written agreement between the Corporation and a Participant who has been granted Options under this Plan. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     2.18 "Option Price" means, with respect to any Option, the amount designated in a Participant's Option Agreement as the price per share he or she will be required to pay to exercise the Option and purchase the shares subject to such Option.

     2.19 "Option" or "Options" means any rights granted to a Participant to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including Incentive Stock Options subject to the additional requirements described in Article V.

     2.20 "Participant" shall mean any current or former Employee, or any Consultant or Director, who has been granted Options or Restricted Stock under the terms of this Plan.

     2.21 "Plan" means this Comdial Corporation 2002 Employee and Non-Employee Director Stock Incentive Plan, as the same may be amended from time to time.

     2.22 "Restricted Stock" means shares of Common Stock that are issued to eligible Participants and made subject to restrictions in accordance with
Article VI of the Plan.

     2.23 "Restricted Stock Agreement" means a written agreement between the Corporation and a Participant who has been granted or sold Restricted Stock pursuant to Article VI of the Plan.

     2.24 "Subsidiary" shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under
Section 425(f) of the Code.

     2.25 "Ten Percent Shareholder" shall mean any qualified Participant who, at the time an ISO is granted owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of stock of the Corporation.

III. Eligibility.

     3.1 Participation. The Committee may grant Options and/or awards of Restricted Stock under this Plan to any officer or other Employee of the Corporation or any Subsidiary. The Committee may grant Options and/or awards of Restricted Stock to any Director, subject to the restrictions in Section 3.3. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Committee may, in its discretion, deem relevant.

     The Committee may also grant Options or awards of Restricted Stock to Consultants. In granting such awards and determining their form and amount, the Committee shall consider the extent of the individual's relationship to the Corporation, his or her potential contributions to its financial success, the potential adverse accounting consequences to the Corporation of stock option grants to Consultants, and such other factors as the Committee may, in its discretion, deem to be relevant.

     3.2 Executive Officers. Notwithstanding Section 3.1 or any other provisions of this Plan, any Named Executive Officer shall not be granted Options, or awards of Restricted Stock unless the grant has been approved by the Board of Directors.

     3.3 Directors. Members of the Board of Directors who are officers of the Corporation or Consultants shall be eligible for Options or other awards under this Plan on the same terms as other officers or Consultants. Other members of the Board of Directors who are not Employees shall be eligible for Options or Restricted Stock awards to the extent specified in such general policy on compensation of nonemployee Directors as may be established by the Board of Directors.

IV. Options.

     4.1 Terms and Conditions. Subject to Section 3.2 and 3.3, the Committee may, in its sole discretion, from time to time grant Options to any officer, Employee, Director or Consultant of the Corporation or any Subsidiary selected by the Committee pursuant to Section 3.1. The grant of an Option to a Participant shall be evidenced by a written Option Agreement in substantially the form approved by the Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee may determine to be appropriate.

          (a) Shares Covered. The Committee shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant. The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year is 333,334 shares.

          (b) Exercise Period. The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate.

          (c) Option Price. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Committee, but shall in no event be less than the Fair Market Value of Common Stock on the Date of Grant.

          (d) Exercise of Options. A Participant may exercise his or her Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Corporation's tax withholding obligations pursuant to Section 7.3.

          (e) Payment of Option Price Upon Exercise. Each Option Agreement shall provide that the Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation at the time of exercise, in the form of
(i) cash, (ii) delivery to the Corporation of whole shares of Common Stock already owned by the Participant for at least six months, valued at their Fair Market Value on the day immediately preceding the date of exercise, (iii) at the discretion of the Committee, a recourse promissory note secured by a pledge of the shares of Common Stock and a personal guarantee, or (iv) a combination of any of the above equal to the Option Price for the shares.

          (f) Cashless Exercises. Alternatively, the Corporation may permit the Participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant's stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant's stockbroker for the Participant's account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

     4.2 Effect of Termination.

          (a) If a Participant's employment or other relationship with the Corporation (or with the relevant Subsidiary) terminates for any reason other than retirement, disability or death, his or her vested Options shall terminate ninety (90) days from the date of termination of employment or other relationship, and his or her unvested Options shall terminate immediately upon the date of the termination of employment or other relationship; provided that, the Committee may determine, in its sole discretion, at the time of the grant that the Participant's Option Agreement should provide for an extended exercise period after such termination of employment or other relationship.

          (b) Any Option Agreement may, in the Committee's sole discretion, include such provisions as the Committee deems advisable with respect to the Participant's right to exercise the Option subsequent to retirement, or subsequent to termination of such employment (or other relationship) by reason of total and permanent disability (within the meaning of Section 22(e)(3) of the Code); provided, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant's Option Agreement pursuant to Section 4.1(b); and provided further that no ISO shall be exercisable at any time subsequent to the expiration of the period of three (3) months from the date of retirement, or twelve (12) months from the date of termination.

          (c) Any Option Agreement may, in the Committee's sole discretion, provide that, in the event of the Participant's death while he or she has the right to exercise his or her Options, the Options may be exercised (to the extent they had become exercisable prior to the time of the Participant's death), during such period of up to one year after date of the Participant's death as the Committee deems to be appropriate, by the personal representative of the Participant's estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution; provided that, in no event shall any option be exercisable after the fixed termination date set forth in the Participant's Option Agreement.

          (d) Any Option Agreement may, in the Committee's sole discretion, provide that, in the event the Participant continues to actively perform services for the Corporation as a Consultant or Non-Employee Director after his or her employment terminates, his or her Options shall continue to be exercisable during any period in which he or she is actively performing such services as a Consultant, but in no event after the fixed termination date set forth in the Option Agreement pursuant to Section 4.1(b).

          (e) The Committee may, in its sole discretion, decide at the time an Option is granted that the Participant's Option Agreement should include such terms as the Committee determines are desirable providing for accelerated vesting and exercisability of all or part of the Participant's Options if the Participant's employment or consulting relationship with the Corporation is terminated prematurely, including upon termination (i) without good cause, (ii) in connection with a Change in Control as defined in Section 7.1 below, or (iii) in violation of the terms of any agreement between the Corporation and the Participant.

          (f) For purposes of this Section 4.2, the Committee shall determine the date of termination of any Participant, based on its judgment as to when the Participant is no longer employed as a common law employee or Consultant of the Corporation or any Subsidiary. Part-time or non-exclusive employment by the Corporation may be considered employment by the Corporation as long as the Participant is treated as an Employee for purposes of FICA and payroll taxes, as shall employment by a Subsidiary. In addition, the Committee shall have full discretion to determine whether a Participant's reduction in hours, medical or disability leave, FMLA leave, absence on military or government service, or other authorized leave of absence, shall constitute a termination of employment for purposes of this Plan.

          (g) If a Non-Employee Director shall cease to serve as a member of the Board of Directors as a result of such Non-Employee Director resignation from the Board (other than as a result of retirement or total Disability) or such Non-Employee Director's decision not to stand for reelection at the expiration of his or her term of office, or such Non-Employee Director is not nominated by the Board to stand for election at the Special Stockholders' Meeting at which his or her term of office expires, or, if nominated, such person is not reelected, then all Options held by such Participant may be exercised at any time within three (3) years after the date of such cessation of service; provided, however, (i) only Options exercisable by the Participant at the time of the cessation of service as a Non-Employee Director may be exercised after such cessation, and (ii) no Option may be exercised after the expiration date of such Option.

          If a Participant is removed from the Board by the stockholders of the Company for cause (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity), then all unexercised Options held by such Participant shall immediately be canceled and terminate.

     4.3 Incentive Stock Options. The Options granted under this Plan may be either Incentive Stock Options or options not intended to constitute incentive stock options qualifying under Code Section 422; provided that, Incentive Stock Options may only be granted to individuals who are Employees; and further provided, any Incentive Stock Option shall be subject to the additional requirements stated in Article V of this Plan.

     4.4 Non-Assignability. Options granted under this Plan shall generally not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph. Notwithstanding the foregoing, the Committee may, in its discretion, permit an individual Participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his immediate family, or to family partnerships in which immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination in accordance with Section 4.2 if the Consultant ends its relationship with the Corporation.

     4.5 Covenants Not to Compete. The Committee may, in its discretion, condition any Option granted to an Employee, Consultant or Director on such Participant's agreement to enter into such covenant not to compete with the Corporation as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the Participant's Stock Option Agreement, and the Stock Option Agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the Participant has violated his or her covenant not to compete. In addition, in the Committee's discretion, the Participant's Stock Option Agreement may also provide that if the Participant breaches his or her covenant not to compete, the Corporation shall have the right to repurchase any shares of Common Stock previously issues to the Participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the Participant.

     4.6 Authority to Waive Restrictions on Exercisability. The Board of Directors may, in its discretion, determine at any time that all or any portion of the Options granted to one or more Participants under the Plan shall, notwithstanding any restrictions on exercisability imposed or stated in the Option Agreement pursuant to Section 4.1(b), become immediately exercisable in full. The Board of Directors may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith, including amending the Option Agreement to recognize that all or a portion of the Options no longer qualify as ISOs under Section 5.

V. Incentive Stock Options.

     The Committee may, in its discretion, specify that any Options granted to a Participant who is an individual employed by the Corporation or a Subsidiary as an Employee shall be ISOs qualifying under Code Section 422 as may be amended from time to time with any such amendment to be incorporated herein without further shareholder approval.

     5.1 Each Stock Option Agreement which provides for the grant of ISOs shall expressly state that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Stock Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

     5.2 Any Options granted under this Plan which are designated as ISOs shall comply with the following additional requirements:

          (a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Corporation and all stock of any Parent or Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Parent or Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a nonstatutory option for the remaining shares subject to the Option.

          (b) The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

          (c) In the case of an ISO granted to a Participant who is a Ten Percent Shareholder of the Corporation, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

          (d) No ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any ISO shall be exercisable only by the Participant.

          (e) Any ISO granted under the Plan shall terminate no more than ninety
(90) days after termination of the Participant's employment as an Employee, except that pursuant to Section 4.2(b) and (c) above such exercise period may be extended for up to one year after the date of any termination of employment by reason of the Participant's death or disability.

VI. Restricted Stock.

     6.1 Rights As A Shareholder. The Committee may, in its discretion, grant a Participant an award consisting of shares of Restricted Stock. At the time of the award, the Committee shall cause the Corporation to deliver to the Participant, or to a custodian or an escrow agent designated by the Committee, a certificate or certificates for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Corporation, if any, as the Committee may determine to be desirable pursuant to Section 6.3 of the Plan. The Committee may designate the Corporation or one or more of its executive officers to act as custodian or escrow agent for the certificates.

     6.2 Awards and Certificates.

          (a) A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Corporation, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed a restricted stock agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions of such award.

          (b) When a Participant is granted shares of Restricted Stock, the Corporation shall issue a stock certificate or certificates in respect of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

               "The transferability of the shares of stock represented by this Certificate are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Comdial Corporation. A copy of such Agreement is on file in the offices of the Secretary of the Corporation, 106 Cattlemen Road, Sarasota, Florida, 34232."

          (c) Except as may be otherwise determined by the Committee (or as required in order to satisfy the tax withholding obligations imposed under
Section 10.3 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Corporation other than the rendering of services.

     6.3 Restrictions and Forfeitures. Restricted Stock awarded to a Participant pursuant to this Article VI shall be subject to the following restrictions and conditions:

          (a) During a period set by the Committee of not less than six (6) months, but not more than ten (10) years, commencing with the date of an award (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

          (b) Except as provided in Section 6.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Corporation, including the right to vote the shares and receive dividends and other distributions.

          (c) Subject to the provisions of Section 6.3(d), upon any termination of the Participant's employment or other relationship with the Corporation during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to the Corporation, or, in the case of shares of Restricted Stock sold to the Participant, repurchased by the Corporation at the initial purchase price.

          (d) In the event of a Participant's retirement from his or her employment (or other relationship) with the Corporation, total Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock.

          (e) Notwithstanding the other provisions of this Section 6.3, the Committee may adopt rules which would permit a gift by a Participant of shares of Restricted Stock to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Stock so transferred shall be similarly restricted. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Restricted Stock granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Restricted Stock shall still be subject to termination in accordance with Subsection 7.3(c) above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer its Restricted Stock to its members, subject to termination in accordance with
Section 6.3(c) if the Consultant ends its relationship with the Corporation.

          (f) Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.

          (g) Nothing in this Section 6.3 shall preclude a Participant from exchanging any Restricted Stock for any other shares of the Common Stock that are similarly restricted.

VII. Change in Control Transactions.

     7.1 Change in Control. For purposes of this Plan, a "Change in Control" shall include any of the events described below:

          (a) The acquisition in one or more transactions of more than fifty-one percent (51%) of the Corporation's outstanding Common Stock, or the equivalent in voting power of any classes or classes of securities of the Corporation entitled to vote in elections of directors by any corporation, or other person or group (within the meaning of Section 14(d)(2) of the Securities Exchange Act of 1934, as amended);

          (b) Any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, or any transfer or sale of substantially all of the assets of the Corporation or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Corporation or any other person, or cash, or any other property.

          (c) Any person, or group of persons, commences a tender offer for at least fifty-one percent (51%) of the Corporation's Common Stock.

     7.2 Effect of Change in Control. In the event of a pending or threatened Change in Control, the Committee may, in its sole discretion, take any one or more of the following actions with respect to any one or more Participants (other than with respect to Named Executive Officers):

          (i) Accelerate the exercise dates of any outstanding Options and make outstanding Options fully vested and exercisable;

          (ii) Determine that all or any portion of conditions associated with a Restricted Stock award have been met;

          (iii) Grant a cash bonus award to any of the holders of outstanding Options;

          (iv) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Nonstatutory Options or Restricted Stock;

          (v) Make any other adjustments or amendments to the Plan and outstanding Options, or Restricted Stock awards and/or substitute new Options or other awards.

     With respect to any Named Executive Officer, any such action shall be effective only if it is approved by Compensation Committee comprised exclusively of outside directors within the meaning of Code Section 2(m).

     In exercising its authority under this Section 7.2, the Committee shall consider any adverse accounting or federal income tax consequences that may result from any acceleration of vesting or repurchase of Options. The Committee shall have no duty to apply any action taken under this Section uniformly to all Participants, and may choose, in its sole discretion, whether or not the Options or Restricted Stock held by any particular Participant will be affected (subject to any pre-existing provisions in the Participant's Option Agreement or employment agreement with the Corporation requiring accelerated vesting upon a Change in Control).

     7.3 Involuntary Termination Following a Change in Control. If a Participant's employment with the Corporation (or its successor) is involuntarily terminated without cause during the period of twelve (12) months following a Change in Control, and the Participant's Options and Restricted Stock had not already become fully vested pursuant to Section 7.2 as a result of the Change in Control, the Participant's Options shall become fully vested and immediately exercisable in full for a period lasting for at least ninety (90) days after the date of the Participant's termination, and any Restricted Stock award held by the Participant shall become fully vested and nonforfeitable.

VIII. Aggregate Limitation on Shares of Common Stock.

     8.1 Number of Shares of Common Stock.

          (a) Shares of Common Stock which may be issued to Participants pursuant to Options, or Restricted Stock awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock.

          (b) The number of shares of Common Stock reserved for issuance under this Plan shall not exceed 2,000,000 shares of Common Stock available under the Plan, subject to such adjustments as may be made pursuant to Section 8.2.

          (c) For purposes of Section 8.1(b), upon the exercise of an Option, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the Participant, exclusive of any shares surrendered to the Corporation as payment of the Option price.

          (d) Any shares of Common Stock subject to an Option which for any reason is cancelled, terminates unexercised or expires, shall again be available for issuance under the Plan.

          (e) In the event that any award of Restricted Stock is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award shall again be available for issuance under the Plan.

     8.2 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of shares of Restricted Stock shall each be adjusted and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to any Participant.

     New option rights may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options outstanding under the Plan may be assumed by a Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation's duties as to such Options.

IX. Miscellaneous.

     9.1 General Restriction. Any Option or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

     9.2 Withholding Taxes.

          (a) If the Corporation determines that the Corporation has any tax withholding obligation with respect to a Participant, the Corporation shall have the right to require that Participant to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

          If a Participant sells, transfers, assigns or otherwise disposes of shares of Common Stock acquired upon the exercise of an ISO within two (2) years after the date on which the ISO was granted or within one (1) year after the receipt of the shares of Common Stock by the Participant, the Participant shall promptly notify the Corporation of such disposition and the Corporation shall have the right to require the Participant to remit to the

Corporation the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Corporation by reason of such disposition.

          (b) The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

          (c) Amounts to which the Corporation is entitled pursuant to Section 9.2(a) or (b), may be paid, at the election of the Participant and with the approval of the Committee, either (i) paid in cash, (ii) withheld from any salary or other compensation payable to the Participant by the Corporation, including cash payments made under this Plan, or (iii)in shares of Common Stock otherwise issuable to the Participant upon exercise of an Option, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Corporation is required to withhold. A Participant's request to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the exercise of an Option.

          (d) Tax Loans. In the discretion of the Board of Directors, the Company may make a loan to a Participant in connection with the exercise of an Option in an amount not to exceed the grossed up amount of any Federal and state taxes payable in connection with such exercise, for the purpose of assisting such Participant to exercise such Option. Any such loan may be secured by the related shares of Common Stock or other collateral deemed adequate by the Board of Directors and will comply in all respects with all applicable laws and regulations. The Board of Directors may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event will the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.

     9.3 Investment Representation. If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Corporation at the time of any exercise of any Option, or at time of the transfer of shares of Restricted Stock, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

     9.4 Non-Uniform Determinations. The Committee's determinations under this Plan (including without limitation its determinations of the persons to receive Options or awards of Restricted Stock, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

     9.5 No Rights as Shareholders. Participants granted Options under this Plan shall have no rights as shareholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

     9.6 Transfer Restrictions. The Committee may determine that any Common Stock to be issued by the Corporation upon the exercise of Options shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

     9.7 No Right to Employment. Nothing in this Plan or in any Option Agreement entered into pursuant to it shall confer upon any participating employee the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such participating employee. Similarly, nothing in this Plan or in any Option Agreement entered into pursuant to it shall confer upon any participating Non-Employee Director, Advisor or Consultant the right to continue his or her relationship with the Corporation or affect any right which the Corporation may have to terminate such relationship.

     9.8 Fractional Shares. The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement thereof in cash.

     9.9 General Restriction. Any Option granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors.

X. Administration of the Plan.

     10.1 Committee.

          (a) The Plan shall be administered on a day to day basis by the Board of Directors or, if the Board determines it is desirable to delegate its authority to administer the Plan, by a Committee appointed by the Board of Directors. The Plan Committee appointed by the Board may be the Compensation Committee of the Board of Directors or one or more directors or executive or officers of the Corporation serving under the supervision of such Compensation Committee, and, except as expressly stated otherwise in this Plan with respect to Executive Officers, need not be composed of directors or directors who qualify as "disinterested" within the meaning of SEC Rule 16b-3. The Plan Committee shall serve at the pleasure of the Board of Directors.

          (b) If the Committee is not the Board of Directors, the Committee shall be monitored and supervised by the Compensation Committee of the Board of Directors with respect to any actions related to Named Executive Officers. All grants of Options or Restricted Stock to Executive Officers shall be approved in advance by the Compensation Committee.

          (c) The Committee shall have the authority, in its discretion but subject to Sections 3.2 and 3.3 of this Plan, and subject to the overall supervision of the Compensation Committee or the Board, from time to time: (i) to grant Options, or shares of Restricted Stock to eligible employees, Directors and Consultants, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; or (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options, or the vesting of Restricted Stock, as it may deem appropriate;

          (d) The Committee shall have the authority, in its discretion, from time to time, to: (i) modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements or Restricted Stock Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and
(ii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

          (e) All actions taken by the Committee shall be final, conclusive and binding upon any eligible Participant. Neither the Committee nor any members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

XI. Amendment and Termination.

     11.1 Amendment or Termination of the Plan. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable, provided however, the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under Section 422 of the Code, or for which stockholder approval requirements are imposed on the corporation by the listing rules of any stock exchange on which the common stock is listed. The termination or amendment of this Plan shall not, without the consent of the Participant, affect any Participant's rights under an award previously granted, provided however, the Board of Directors shall have the right without the consent of any Participant to terminate the Plan and terminate any options previously granted to Participants under the Plan if the Corporation makes adequate provision for the payment to any such Participant, for any vested options, of the excess of the Fair Value of the covered shares over the exercise price of such vested options, with any unvested options and options with exercise prices in excess of the Fair Value being terminated without any payment to or further action or consent of any Participants. For purposes of this Section 11.1 Fair Value shall be the Fair Market Value unless the Board of Directors approves a transaction for the sale of the Corporation which equates to a higher per share value.

     11.2 Term of Plan. Unless previously terminated pursuant to Section 11.1, the Plan shall terminate on August 26, 2012, the tenth anniversary of the date on which the Plan became effective, and no Options, or awards of Restricted Stock may be granted on or after such date.